Exhibit 99.1

iLearningEngines Secures $20 Million Incremental Funding To Help Execute Growth Plans

BETHESDA, MD July 03, 2024 – iLearningEngines, Inc. (NASDAQ: AILE) (“iLearningEngines” or “ILE”) a leader in AI-powered learning and work automation, announced today that it has entered into a First Amendment to Loan and Security Agreement (the “Amendment”) with the involved financial institutions (the “Lenders”) and East West Bank, as administrative agent and collateral agent for the Lenders, which amends the existing Loan and Security Agreement, dated April 17, 2024, between iLearningEngines’ wholly owned subsidiary, iLearningEngines Holdings, Inc. (“iLE Holdings”), the Lenders and East West Bank (the “Loan Agreement”). The purpose of the Amendment is to, among other things, secure an incremental $20 million in funding.

On April 17, 2024, iLE Holdings entered into the Loan Agreement which included a new senior secured revolving credit facility in a principal amount of up to $40 million (the “Revolving Facility”), which was fully drawn at the time of closing. The Revolving Facility also provided for an uncommitted accordion allowing iLE Holdings to increase the revolving commitments by an additional principal amount of $20 million at iLE Holdings’ option and upon Lender’s approval. iLearningEngines is announcing today that the full $20 million accordion was drawn on June 28, 2024, and that Valley National Bank was added to the syndicate along with East West Bank. The Revolving Facility has a term of 3 years and outstanding loans under the Revolving Facility bear interest at a rate equal to the Adjusted Term SOFR rate (with an interest period of 1 or 3 months at iLE Holdings’ option) plus 3.50% per annum, subject to an Adjusted Term SOFR floor of 4.00%.

“We see a tremendous opportunity to increase adoption of the iLearningEngines platform, both through organic growth and, potentially, strategic transaction, and this $20 million in additional funding increases our ability to execute all aspects of our growth plans.” said Harish Chidambaran, Chief Executive Officer of iLearningEngines. “We are also pleased to have expanded our banking relationship to now include Valley Bank in addition to East West Bank”.

“We believe the adoption of AI is one of the most powerful technology trends happening today, and we are pleased to help fund the growth of an AI leader like iLearningEngines,” said Jack Grady, Senior Vice President of East West Bank.

About iLearningEngines

iLearningEngines (Nasdaq: AILE) is a leading Applied AI platform for learning and work automation. iLearningEngines enables Enterprises to rapidly productize and deploy a wide range of AI applications and use cases (AI Engines) at scale.

iLearningEngines is powered by proprietary vertical specific AI models and data with a flexible No Code AI canvas to drive rapid out-of-the-box deployment while offering low latency and high levels of data security and compliance.

Serving over 1,000 enterprise end customers, iLearningEngines is deployed globally into some of the most demanding vertical markets including Healthcare, Education, Insurance, Retail, Energy, Manufacturing and Public Sector to achieve mission critical outcomes.

For more information about iLearningEngines, please visit: www.ilearningengines.com.

Forward-Looking Statements

Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995 with respect to the Business Combination. Forward looking statements generally are accompanied by words such as “believe,” “may,” “will, “estimate,” “continue,” “anticipate,” “intend,” expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” the negative forms of these words and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding iLearningEngines’ growth plans, the adoption of AI, iLearningEngines’ business outlook, including its growth opportunity and position in the industry, and the promise of iLearningEngines’ technology. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of the iLearningEngines’ management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions this press release relies on. Many actual events and circumstances are beyond the control of iLearningEngines. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; iLearningEngines’ failure to realize the anticipated benefits of the Business Combination; risks related to the rollout of iLearningEngines’ business and the timing of expected business milestones; iLearningEngines’ dependence on a limited number of customers and partners; iLearningEngines’ ability to obtain sufficient financing to pay its expenses incurred in connection with the closing of the business combination; the ability of iLearningEngines to issue equity or equity-linked securities or obtain debt financing in the future; risks related to iLearningEngines’ need for substantial additional financing to implement its operating plans, which financing it may be unable to obtain, or unable to obtain on acceptable terms; iLearningEngines’ ability to maintain the listing of its securities on Nasdaq or another national securities exchange; the risk that the Business Combination disrupts current plans and operations of iLearningEngines; the effects of competition on iLearningEngines future business and the ability of iLearningEngines to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; risks related to political and macroeconomic uncertainty; the outcome of any legal proceedings that may be instituted against iLearningEngines or any of their respective directors or officers, including litigation related to the Business Combination; the impact of the global COVID-19 pandemic on any of the foregoing risks; and those factors discussed in iLearningEngines’ filings with the Securities and Exchange Commission under the heading “Risk Factors.” If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that iLearningEngines does not presently know, or that iLearningEngines does not currently believe are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect iLearningEngines’ expectations, plans, or forecasts of future events and views as of the date of this communication. iLearningEngines anticipate that subsequent events and developments will cause iLearningEngines’ assessments to change. However, while iLearningEngines may elect to update these forward-looking statements at some point in the future, iLearningEngines specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing iLearningEngines’ assessments as of any date subsequent to the date of this communication. Accordingly, undue reliance should not be placed upon the forward-looking statements.

IR & Press Contacts:

Investor Contact:

Kevin Hunt, ICR Inc.

iLearningEnginesIR@icrinc.com

Press Contact:

Dan Brennan, ICR Inc.

iLearningPR@icrinc.com